Exhibit 99.1

Education Funding Capital Trust-IV

Statements to Noteholders

October 31, 2004

(per Section 11.04)

Payments on each Series of Notes during the month ended:			October 31, 2004

	Principal	Interest	Carryover Interest
Series 2004A-1	—	—	—
Series 2004A-2	—	—	—
Series 2004A-3	—	—	—
Series 2004A-4	—	283,888.89	—
Series 2004A-5	—	141,555.56	—
Series 2004A-6	—	133,000.00	—
Series 2004B-1	—	79,722.22	—

	—	638,166.67	—

Information on Each Series of Notes as of:				October 31, 2004

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2004A-1	157,851,925.00	0.9285407	1.92000%	N/A
Series 2004A-2	390,000,000.00	1.0000000	2.04000%	N/A
Series 2004A-3	100,000,000.00	1.0000000	2.07000%	N/A
Auction Rate Notes (28-day ARS):
Series 2004A-4	100,000,000.00	1.0000000	2.04000%	—
Series 2004A-5	100,000,000.00	1.0000000	1.95000%	—
Series 2004A-6	90,000,000.00	1.0000000	1.95000%	—
Series 2004B-1	50,000,000.00	1.0000000	2.10000%	—

	987,851,925.00			—

Education Funding Capital Trust-IV

Statements to Noteholders

October 31, 2004

(per Section 11.04)

Value of the Trust Estate as of:	October 31, 2004

Principal Balance of Financed Student Loans	931,913,832.67
Accrued Interest on Financed Student Loans	6,009,425.14
Cash and Investment Balance	30,767,690.00
Accrued Interest on Cash and Investments	39,145.75

968,730,093.56

Accrued Interest and Fees with respect to the Notes	2,020,779.37

Pool Balance	931,913,832.67

Parity Percentage	97.86%

Senior Parity Percentage	103.08%

Rollforward of Indenture Funds during month ended:					October 31, 2004

	Distribution Account	Collection Account	Acquisition Account	Reserve Account	Capitalized Interest Account

Beginning Balance	2,488,552.61	5,739,273.82	0.00	10,000,000.00	5,000,000.00
Withdrawals	(1,734,429.65)	(3,286,061.95)	—	(121,480.75)	—
Deposits	3,405,790.47	6,652,495.68		—	—

Ending Balance	4,159,913.43	9,105,707.55	0.00	9,878,519.25	5,000,000.00

Amounts allocated during month ended:	October 31, 2004

Servicing fees	—
Administration fee	—
Auction agent fee	3,422.22
Broker dealer fee	85,555.55
Calculation agent fee	—
Trustee fee	—

88,977.77

Activity on Financed Student Loans during month ended:	October 31, 2004

Recoveries of Principal	4,543,219.65

Recoveries of Interest	1,963,578.89

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	150,301.53

Rejected federal reimbursement claims	—

Education Funding Capital Trust-IV

Statements to Noteholders

Portfolio Statistics

October 31, 2004

(per Section 11.04)

	Number of Borrowers	Outstanding Balance		ABI
		Dollars	Percentage
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	22,142	635,800,561	68.23%	28,715
Repayment - Delinquent	2,672	75,358,222	8.09%	28,203
Forbearance	1,488	53,240,324	5.71%	35,780
Deferment	4,525	167,514,726	17.98%	37,020

Total Repayment	30,827	931,913,833	100.00%	30,230

Total Portfolio	30,827	931,913,833	100.00%	30,230

Breakdown of Delinquent:
11 - 30 days	1,373	37,729,141	4.05%	27,479
31 - 60 days	602	17,296,572	1.86%	28,732
61 - 90 days	253	7,445,720	0.80%	29,430
91 - 120 days	124	3,285,827	0.35%	26,499
121 - 150 days	106	3,132,951	0.34%	29,556
151 - 180 days	92	2,665,718	0.29%	28,975
181 - 210 days	60	1,928,087	0.21%	32,135
211 - 240 days	44	1,372,862	0.15%	31,201
241 - 270 days	18	501,345	0.05%	27,852
Over 270 days	0	0	0.00%	0
Claim Filed	0	0	0.00%	0

Total Delinquent	2,672	75,358,222	8.09%	28,203

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	30,827	931,913,833	100.00%	30,230

Total	30,827	931,913,833	100.00%	30,230